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Exhibit 5

December 19, 2002

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400

Ladies and Gentlemen:

        As Senior Vice President, Secretary and General Counsel of Abbott Laboratories ("Abbott"), I have acted as counsel to Abbott in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $20,000,000 in unsecured obligations (the "Deferred Compensation Obligations") of Abbott to pay deferred compensation in the future in accordance with the Deferred Compensation Plan (the "Plan").

        In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

        Based upon the foregoing, it is my opinion that the Deferred Compensation Obligations being registered pursuant to the Registration Statement to which this opinion is an exhibit, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of Abbott, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

        I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement on Form S-8 to be filed by Abbott with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the additional $20,000,000 of deferred obligations payable pursuant to the terms of the Plan and to the reference to me under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

Very truly yours,

/s/ Jose M. de Lasa
Jose M. de Lasa
Senior Vice President,
Secretary and General Counsel

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  Exhibit 5